UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2012

2-TRACK GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-89208	41-2036671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

716 Newman Springs Road, Suite 307 Lincroft, New Jersey	07738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 450-6260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2012, World Capital Market (“Buyer”) and Woosun (Mike) Jung, 2-Track Global, Inc.’s (“2-Track’s”) chief executive officer, (“Jung”) and 10 other 2-TRACK stockholders (“Other Sellers”, and with Jung collectively, the “Sellers”) entered into a Stock Purchase Agreement (the “Agreement”). The Agreement provides for the Sellers’ to sell a total of 519,281 shares of 2-Track common stock, representing approximately 59% of the 874,500 issued and outstanding shares of 2-Track common stock, to the Buyer for a total of $130,000 cash. In addition to the shares being purchased, $10,000 of the purchase price was used to acquire $100,000 of 2-Track debt. Closing of the Agreement was subject to satisfaction on or before August 15, 2012 (extended to August 29, 2012) of certain conditions precedent to closing, including 2-Track’s filing of certain periodic reports with the Securities and Exchange Commission. The transaction closed on August 29, 2012.

As part of the Agreement, on August 30, 2012, 2-Track filed certain delinquent reports due pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) including its Form 10-K’s for the years 2010 and 2011 and its Form 10-Q’s for the quarters ended, September 30, 2011, March 31, 2012 and June 30, 2012.

Item 3.03 Notice of Delisting; Deregistration under Section 12 of the Securities Exchange Act of 1934

On March 29, 2012 the SEC initiated an Administrative Proceeding against six companies including 2-Track, seeking to deregister each company’s class of stock registered under Section 12 of the 1934 Act due to the failure to file reports by each company. As a result of this administrative action on March 29, 2012 2-Track’s stock was suspended from trading on the OTC-Link (“Pink Sheet”) market system. The SEC issued an Initial Decision dated July 24, 2012 revoking 2-Track’s common stock registration under Section 12 of the 1934 Act. The Initial Decision became final on August 15, 2012.

On August 30, 2012, 2-Track filed its Form 10-K’s for the years 2010 and 2011 and its Form 10-Q’s for the quarters ended, September 30, 2011, March 31, 2012 and June 30, 2012, and is now current in its filing requirements under Section 15(d).

Item 5.01 Change in Control of Registrant

Pursuant to a Stock Purchase Agreement entered into on August 12, 2012 between World Capital Market (as Buyer) and eleven 2-Track stockholders (as Sellers) which sale transaction closed on August 29, 2012, the Sellers who together owned a total of 519,281 shares of 2-Track common stock, representing approximately 59% of the 874,500 issued and outstanding shares of 2-Track common stock, transferred their shares to World Capital Market.

Item 5.02 Appointment of Officers and Directors

As a result of the change in control of the Registrant described in Item 5.01 above, on August 29, 2012 Woosun Jung, the sole Director of 2-Track, appointed Juanzi Cui and Rudolf Dominic Contreras to the 2-Track Board of Directors and designated Mr. Cui and Mr. Contreras as the new Chief Executive Officer and Chief Financial Officer/Secretary, respectively, of 2-Track. Mr. Jung will continue serving 2-Track as its Chief Operating Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.5	Stock Purchase Agreement dated August 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2012	2-TRACK GLOBAL, INC.

	By:	/s/ Juanzi Cui
Juanzi Cui, Chief Executive Officer